[Aetna letterhead]  151 Farmington Avenue    Susan E. Bryant
                    Hartford, Ct 06156       Counsel
                                             Investments & Financial Services
                                             Law Division RC4A
                                             (860) 273-7834
                                             Fax: (860) 273-8340





December 16, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

  Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 File Nos. 333-01107 and 811-2513


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated July 31, 1996 (incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (as Filed on August 2, 1996) as an exhibit to this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-01107) and to my being named under the caption "Legal Matters" therein.

Very truly yours,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company